Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned members of Bee Street Acquisition LLC agree to the joint filing on behalf of each of them of a Schedule 13D (including amendments thereto) with respect to the Common Stock of Continental Materials Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

DATED: February 14, 2020

CMC PARTNERSHIP, a General Partnership

By:	/s/ JAMES G. GIDWITZ
Name: James G. Gidwitz, General Partner

GFAM CMC PARTNERSHIP, a General Partnership

By:	/s/ JAMES G. GIDWITZ
Name: James G. Gidwitz, General Partner

/s/ JOYCE GIDWITZ
Joyce Gidwitz, individually and as trustee of the JOYCE GIDWITZ DECLARATION OF TRUST

/s/ PAMELA CHRISTINA GIDWITZ
Pamela Christina Gidwitz, individually and as trustee of the PAMELA C. GIDWITZ REVOCABLE TRUST

/s/ MARY KATHRYN GIDWITZ
Mary Kathryn Gidwitz, individually and as trustee of the MARY KATHRYN GIDWITZ REVOCABLE TRUST

/s/ NANCY GIDWITZ
Nancy Gidwitz, individually and as trustee of the NANCY GIDWITZ REVOCABLE TRUST

/s/ THOMAS GIDWITZ
Thomas R. Gidwitz, individually and as trustee of the THOMAS R. GIDWITZ REVOCABLE TRUST

/s/ BETSY GIDWITZ
Betsy Gidwitz, individually and as trustee of the BETSY R. GIDWITZ REVOCABLE TRUST

/s/ STEVEN GIDWITZ
Steven Gidwitz, individually and as trustee of the STEVEN B. GIDWITZ LIVING TRUST

/s/ JULIE GIDWITZ
Julie Gidwitz, individually and as trustee of the JULIE GIDWITZ DECLARATION OF TRUST

/s/ JILL GIDWITZ ZISOOK
Jill Gidwitz Zisook, individually and as trustee of the JILL GIDWITZ ZISOOK DECLARATION OF TRUST

/s/ JAMES G. GIDWITZ
James G. Gidwitz, individually and as trustee of the JAMES G. GIDWITZ REVOCABLE TRUST

/s/ RONALD J. GIDWITZ
Ronald J. Gidwitz, individually and as trustee of the RONALD J. GIDWITZ REVOCABLE TRUST

/s/ SCOTT GIDWITZ
Scott Gidwitz

/s/ RALPH GIDWITZ
Ralph Gidwitz